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                                                             Exhibit 21


                         Subsidiaries of Registrant




United Wisconsin Insurance Company - a Wisconsin insurance corporation United Wisconsin Proservices, Inc. - a Wisconsin corporation
United Heartland Life Insurance Company - a Wisconsin insurance company Compcare Health Services Insurance Corporation - a Wisconsin corporation Meridian Managed Care, Inc. - a Wisconsin corporation
Meridian Resource Corporation - a Wisconsin corporation
Meridian Marketing Services, Inc. - a Wisconsin corporation
Valley Health Plan, Inc. - a Wisconsin corporation
United Heartland, Inc. - a Wisconsin corporation
CNR Health, Inc. - a Wisconsin corporation
HMO-W, Incorporated - a Wisconsin corporation
Unity Health Plans Insurance Corporation - a Wisconsin corporation Hometown Insurance Services, Inc. - a Wisconsin corporation
Heartland Dental Plan, Inc. - a Wisconsin corporation
Heartland Dental Plan of Michigan, Inc. - a Michigan corporation Intercare Network, Inc. - a Wisconsin corporation
Ladd Enterprises, Inc. - a Michigan corporation
Michigan Healthcare Collections, Inc. - a Michigan corporation